Example Template : 77O
DWS BALANCED FUND
N-Sar May 1, 2011 - October 31,
2011

Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total
($) Amt
of
Offering
Amt of
shares Purch
by Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
HOME AWAY, INC.
43739Q100
6/28/2011
216,000,000
27.00

251
0.00%

DB, GS, JPM, MS
MS
BILL BARRETT CORP
06846NAC8
9/20/2011
400,000,000
100.00

10,000
0.00%

ARGEN,BCLY,BMO,BNP,BOSC,COME,
RICA,CS,DB,GS,HOWARD,
WEIL,JPM,LLOYDS,MITSUFJ,ML,SU,
NTRST,USBI,WELLS
BAC
SUNOCO LOGISTICS
PARTNER
86765BAK5
7/28/2011
300,000,000
99.96

584,000
0.19%

BCLY,CITI,DB,MIZS,PNC,RBC,TD,UB, S,USBI
BCLY
TIME WARNER CABLE INC
88732JBA5
9/7/2011
1,000,000,000
99.11

550,000
0.24%

BCLY,BNP,CITI,CR,
AGRICOLE,CS,DB,GS,JPM,MITSUFJ,
MIZS,MS,RBC,USBI,WELLS
GS
CITIGROUP INC SR UNSEC
172967FT3
10/25/2011
1,000,000,000
99.01

436,000
0.04%

ABN,BCLY,BNP,Castle,DB,Lebenthal,Lloyds,Loop,
Macquarie,MR
Beal,NAB,Nom,RBC,Santander,SG,STI,TD,UBS
CITI